Exhibit 99.1

By Electronic Delivery to: BBattey@broadwayfederalbank.com

September 16, 2013

Ms. Brenda J. Battey

Chief Financial Officer

Broadway Financial Corporation

5055 Wilshire Boulevard, Suite 500

Los Angeles, CA 90036

Re:                             Broadway Financial Corporation (the “Company”)

Nasdaq Symbol: BYFC

Dear Ms. Battey:

On January 3, 2013, Staff notified the Company that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Listing Rules of The Nasdaq Stock Market. Since then, Staff has determined that for the last 10 consecutive business days, from August 30, 2013 to September 13, 2013, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2) and this matter is now closed.

If you have any questions, please contact Pamela Morris, Lead Analyst, at +1 301 978 8053.

Sincerely,

/s/ Randy Genau
Randy Genau

Director, Listing Qualifications
The NASDAQ Stock Market, LLC

The NASDAQ Stock Market LLC • 805 King Farm Blvd. • Rockville, MD 20850 • USA • www.nasdaqomx.com